Exhibit 23.4

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
Air Industries Group, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of (1) our report, dated March 19, 2007, relating to the financial statements of Sigma Metals, Inc. as of December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006 and December 31, 2005. We also consent to the reference to our firm under the caption "Experts".


/s/ Bildner & Giannasco, LLP
----------------------------
Bildner & Giannasco, LLP

Jericho, New York
July 9, 2007